Exhibit 3.1

                         New Jersey Division of Revenue
                      Restated Certificate of Incorporation
                                       of
                         STRIKEFORCE TECHNOLOGIES, INC.
                              I.D Number: 040002994
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To: Treasurer, State of New Jersey

Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

1. Name of Corporation:  Strike Force Technologies
2. The purpose(s) for which the corporation is organized is (are): any lawful purpose.00


(Use the following if the shares are to consist of one class only.)
3. The aggregate number of shares which the corporation shall have authority to issue is

                             110,000,000

4. The aggregate number of shares which the corporation shall have authority to issue is

      Common Stock           100,000,000           Par Value $.0001
      Preferred Stock         10,000,000           Par Value $0.10

The relative rights, preferences and limitations of the shares of each class and series (if any), are as follows:

The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the reosolution or resolutions providi9ng for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts asc ertainable outside such resolutions or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

5. The address of the corporation's current registered office is:

                                1090 King George's Post Road,
                                Edison, NJ 08837

The name of the corporation's current current registered agent at such address is:

                             Robert Denn, President



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6. The number of directors constituting the current board of directors is: 5

    Mark L. Kay                      C/O Strike Force Technologies, Inc
                                     1090 King Georges Post Road
                                     Edison, NJ 08837

    Robert Denn                      C/O Strike Force Technologies, Inc
                                     1090 King Georges Post Road
                                     Edison, NJ 08837

    Mark Corrao                      C/O Strike Force Technologies, Inc
                                     1090 King Georges Post Road
                                     Edison, NJ 08837

    Ram Pemmaraju                    C/O Strike Force Technologies, Inc
                                     1090 King Georges Post Road
                                     Edison, NJ 08837

    George Waller                    C/O Strike Force Technologies, Inc
                                     1090 King Georges Post Road
                                     Edison, NJ 08837


6. The duration of the corporation is perpetual 7. Other Provisions:

     (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     (b) The number of directors of the Corporation and the classes thereof shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

     (c) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     (d) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that is the result of a resolution adopted by the stockholders of the Corporation to increase the number of directors on the Board of Directors may be filled by the stockholders of the Corporation, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that

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of his predecessor. Subject to the rights, if any, of the holders of shares of
Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

     (e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Chapter 14A of the New Jersey Statutes (the "New Jersey Corporations Code"), this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     (f) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under applicable law as the as the same exists or may hereafter be amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     (g) The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise

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participating in any proceeding in advance of its final disposition. The
Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article to directors and officers of the Corporation.

          (i) The rights to indemnification and to the advance of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          (ii) Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          (iii) Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders of the Corporation, notice of which shall be provided pursuant to the DGCL or as may be required by the Bylaws of the Corporation. The stockholders may consent in writing to the taking of any action that might have been effected at an annual or special meeting to the extent such consent is permitted by DGCL Section 228 and authorized by the Bylaws of the Corporation.

     (h) Meetings of stockholders may be held within or without the State of New Jersey or utilizing such electronic means as the Bylaws may provide. The books of the Corporation may be kept at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

          (i) In furtherance and not in limitation of the powers conferred upon it by the laws of the State of New Jersey, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

     (j) The Corporation shall have authority, to the fullest extent now or hereafter permitted by the New Jersey Corporations Code, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction.


                                         -----------------------
                                         Robert Denn
                                         Chairman of the Board of Directors
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                    Certificate Required to be filed with the
                      RESTATED CERTIFICATE of INCORPORATION
                       (For Use by Domestic Corporations)

                         STRIKEFORCE TECHNOLOGIES, INC.
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                              I.D Number: 040002994
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Pursuant to N.J.S.A.14A:9-5 (5), the undersigned corporation hereby Executes the following certificate:


1. Name of Corporation: StrikeForce Technologies, Inc.
2. Restated Certificate of Incorporation was adopted by written consent of a majority of the shareholders of the corporation on the 8th day of December, 2004.

3. At the time of the adoption of the Restated Certificate of Incorporation, the number of shares outstanding was:

The total of such shares entitled to vote thereon, and the vote of such shares was:

 --------------------------- ----------------------- ----------------------
 Shares Entitled to Vote     Shares Voted For        Shares Voted Against
 --------------------------- ----------------------- ----------------------
 16,892,477                  8,605,746               0
 --------------------------- ----------------------- ----------------------


4. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by, inter alia, authorizing 10,000,000 shares of preferred stock and providing certain additions or modifications concerning the rights and obligations of the board of directors, to limit the liability of the officers and directors to the corporation to the extent permitted by law and to provide for the indemnification of officers and directors to the full extent permitted by law.


                                             /s/ Robert Denn
                                             -----------------------
                                             Robert Denn
                                             Chairman of the Board of Directors

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